EXHIBIT 11


                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


(dollars in thousands, except per share data)                         Three Months Ended            Nine Months Ended
                                                                        September 30,                 September 30,
                                                                      2006          2005            2006          2005
                                                                  -------------  ------------   -------------  ------------
BASIC EARNINGS PER SHARE
EARNINGS:
Net income                                                              $5,322        $5,268         $16,789       $14,838

AVERAGE SHARES OUTSTANDING:
Weighted-average common shares outstanding                          10,638,824    10,451,578      10,587,462    10,425,704

---------------------------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE                                                 $0.50         $0.50           $1.59         $1.42
===========================================================================================================================



DILUTED EARNINGS PER SHARE
EARNINGS:
Net income                                                              $5,322        $5,268         $16,789       $14,838

AVERAGE SHARES OUTSTANDING:
Weighted-average common shares outstanding                          10,638,824    10,451,578      10,587,462    10,425,704
Net effect of the assumed exercise of stock options based
     on the treasury stock method                                      110,172       139,892         121,850       138,049
---------------------------------------------------------------------------------------------------------------------------
          Total weighted-average diluted common shares              10,748,996    10,591,470      10,709,312    10,563,753
---------------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE                                               $0.50         $0.50           $1.57         $1.40
===========================================================================================================================
